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                                                                      EXHIBIT 11
                                                       FORM 10-Q for the Quarter
                                                            Ended March 31, 1996
                                                                File No. 1-11237

                    AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                               EARNINGS PER SHARE
                    (In Thousands, except per share amounts)
                                   (Unaudited)

                                            For the Three Months
                                              Ended March 31,

                                              1996       1995
                                             ------      ------

Net income                                  $37,044     $25,083
                                             ======      ======
Primary Earnings Per Share:

 Weighted average number of shares
  outstanding                                46,974      46,942

 Net effect of dilutive stock options
  (based on the treasury stock method
  using average market price)                   513          62
                                             ------      ------
  Total                                      47,487      47,004
                                             ======      ======
Primary earnings per share                  $   .78     $   .53
                                             ======     =======
Fully Diluted Earnings Per Share:

 Weighted average number of shares
  outstanding                                46,974      46,942

 Net effect of dilutive stock options
  (based on the treasury stock method
   using the greater of the average
   market price or quarter end price)           539          75
                                             ------      ------
  Total                                      47,513      47,017
                                             ======      ======

Fully diluted earnings per share            $   .78     $   .53
                                             ======      ======



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